Exhibit 3.4

SECOND AMENDED AND RESTATED

BYLAWS

OF

SSA GLOBAL TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1                                               Registered Office.  The registered office of SSA Global Technologies, Inc. (the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, and the name of the registered agent at that address shall be Corporation Service Company.

Section 2                                               Principal Executive Office.  The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) from time to time shall designate.

Section 3                                               Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1                                               Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time.  In the absence of any such designation, stockholders’ meetings shall be at the principal executive office of the Corporation.  Any other proper business may be transacted at the annual meeting.  For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the nomination or other business in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action as determined by the Board of Directors.  To be timely, a notice shall be delivered to the Secretary at the principal executive offices of the Corporation at least 90 days, and no earlier than 120 days, before the first anniversary of the preceding year’s annual meeting; provided, that, in the event the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the stockholder must be delivered no earlier than 120 days before the annual meeting and no later than the later of 90 days before the annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the stockholder and the beneficial owner; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1 of Article II, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Section 2                                               Special Meetings.  Except as provided by law, special meetings of the stockholders shall be called only in accordance with the provisions of the Certificate of Incorporation.  Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Section 3                                               Notice of Meetings.  Except as provided in the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law or the Certificate of Incorporation, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 4                                               Adjournments.  Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting or by the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5                                               Quorum.  At each meeting of stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum the chairman of the meeting or the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Article II, Section 4 of these Bylaws until a quorum shall attend.

Section 6                                               Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7                                               Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  If the Certificate of incorporation provides for more or less than one vote far any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.  A stockholder may vote the shares owned of record by him either in person or by proxy as provided in the General Corporation Law of the State of Delaware.  No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  Voting at meetings of stockholders need not be by written ballot unless ordered by the chairman of the meeting.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting and entitled to vote on the subject matter.  Directors shall be elected as provided in Section 3 of Article III of these Bylaws.

Section 8                                               Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of, or to vote, at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date of the resolution fixing such record date and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of, or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent such action by the stockholders is permitted by the Certificate of Incorporation) when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action to be taken is delivered to the Corporation as prescribed by statute; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9                                               List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting as required by law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 10                                         Inspectors of Election.  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors other than nominees for office to act at the meeting.  If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or other proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the meeting chairman at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The duties of these inspectors shall be as follows: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted by the inspectors after the closing of the polls unless a court shall otherwise determine.

Except as otherwise permitted by applicable law, in determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 7 hereof, ballots and the regular books and records of the Corporation.

Section 11                                         Consent of Stockholders in Lieu of Meeting.  Stockholders may act by written consent, without a meeting, without prior notice and without a vote, solely to the extent provided in the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1                                               Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

Section 2                                               Number of Directors.  Except as otherwise provided in the Certificate of Incorporation, the Board of Directors shall consist of no fewer than 7 and no more than 15 members, as determined from time to time by the affirmative vote of a majority of the Board of Directors.  Directors need not be stockholders.

Section 3                                               Election and Term of Office.  The directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected.  Subject to his earlier death, resignation, disqualification or removal, each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.  No decrease in the authorized number of directors shall shorten the term of any incumbent directors.

Section 4                                               Election of Chairman of the Board.  At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal.  Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

Section 5                                               Vacancies and Additional Directorships.  Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though such majority is less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy, hold office for the remainder of the full term of the departed director and, if elected to a newly created directorship, hold office until the next annual meeting of stockholders, and, in either case, until such director’s successor shall have been elected and qualified.

Section 6                                               Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

Section 7                                               Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President, or by a majority of the members of the Board of Directors.  Notice thereof shall be given by the person or persons calling the meeting, stating the date, time and place of the meeting.

Section 8                                               Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 9                                               Quorum; Vote Required for Action.  At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.  In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

Section 10                                         Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 11                                         Action by Directors Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 12                                         Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors.

Section 13                                         Removal.  Subject to the provisions of the Certificate of Incorporation, any director may be removed from office at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of the stockholders called for the purpose.

ARTICLE IV

COMMITTEES

Section 1                                               Committees.  The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.  In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2                                               Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

OFFICERS

Section 1                                               Officers: Election.  As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary.  The Board of Directors may also elect one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer or Chief Financial Officer and one or more Assistant Treasurers or Assistant Chief Financial Officers and may give any of them such further designations or alternate titles as it considers desirable.  Any number of offices may be held by the same person.

Section 2                                               Term of Office; Resignation; Removal; Vacancies.  Except as otherwise provided in a resolution of the Board of Directors electing any officer, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  Any officer may resign at any time upon notice to the Board of Directors or to the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board of Directors may remove any officer with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 3                                               Powers and Duties.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Secretary shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND OTHER CORPORATE AGENTS

Section 1                                               Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Article VI, Section 3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 2                                               Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 3                                               Claims.  If a claim for indemnification is not paid in full within ninety days after a written claim therefor by the Covered Person has been received by the Corporation or if a claim for advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4                                               Nonexclusively of Rights.  The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5                                               Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6                                               Amendment or Repeal.  Any repeal, amendment or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.

Section 7                                               Other Indemnification and Prepayment of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

STOCK

Section 1                                               Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  Any or all signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2                                               Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VIII

MISCELLANEOUS

Section 1                                               Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2                                               Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3                                               Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a waiver thereof, signed or transmitted by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 4                                               Amendment of Bylaws.  These Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.

Section 5                                               Gender.  Any reference to the masculine gender in these Bylaws shall be construed to mean the feminine gender, as the situation may demand.